EXHIBIT 4.11

NEITHER THIS WARRANT, NOR THE SHARES OR WARRANTS ISSUABLE UPON EXERCISE HEREOF, NOR THE SHARES ISSUABLE UPON EXERCISE OF SUCH WARRANTS (COLLECTIVELY, THE “UNDERLYING SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND THIS WARRANT HAS BEEN, AND THE UNDERLYING SECURITIES WILL BE, ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT, NOR THE UNDERLYING SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No. 2004PA-1

WARRANT TO PURCHASE SECURITIES

OF

ENVIRONMENTAL POWER CORPORATION

THIS CERTIFIES that, for value received, [Westminster Securities Corp.] is entitled to purchase from Environmental Power Corporation, a Delaware corporation (the “Corporation”), subject to the terms and conditions hereof, [                    ] investment units (the “Placement Agent Units”), each such Placement Agent Unit consisting of (i) 30,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Corporation as adjusted to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like (the “Shares”) and (ii) warrants (“Warrants”) to purchase 15,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.10 per share. Such Placement Agent Units (and components thereof) shall be identical to, and have the same rights as, the investment units sold pursuant to the Corporation’s Confidential Offering Memorandum dated March 19, 2004, including without limitation all registration rights granted to purchasers of Units pursuant to their respective Subscription Agreements with the Corporation (collectively with such Subscription Agreements, the “Memorandum”). This placement agent warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Placement Agent Warrant”, and the holder of this Placement Agent Warrant is referred to as the “Holder.” Notwithstanding anything to the contrary contained herein, this Placement Agent Warrant shall expire on May 19, 2007 (the “Termination Date”).

1. Exercise of Warrants. (a) The Holder may, at any time prior to the Termination Date, exercise this Placement Agent Warrant in whole or in part at an exercise price per Placement Agent Unit equal to $24,000 per unit (the “Warrant Price”), by the surrender of this Placement Agent Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful funds of the United States by check or wire transfer for each Placement Agent Unit being purchased. Upon any partial exercise of this Placement Agent Warrant, there shall be executed and issued to the Holder a new Placement Agent Warrant in respect of the Placement Agent Units as to which this Placement Agent Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Placement Agent Warrant, a certificate or certificates for the components of the Placement Agent Units so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Placement Agent Warrant shall have been so exercised.

(b) (i) If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Shares and the Warrant Shares by the Holder, this Placement Agent Warrant may also be exercised at such time by means of a “cashless exercise” in which, at any time prior to the Termination Date, the Holder of this Placement Agent Warrant may, at its option, exchange this Placement Agent Warrant, in whole or in part (a “Warrant Exchange”), for Placement Agent Units by surrendering this Placement Agent Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Placement Agent Units to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the “Exchange Date”). The date on which the Corporation receives the Notice of Exchange is hereafter referred to as the “Exercise Date”. Certificates for the Shares and Warrant Shares underlying the Placement Agent Units issuable upon such Warrant Exchange and, if applicable, a new Placement Agent Warrant of like tenor evidencing the balance of the Placement Agent Units remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, the number of Units issued to the Holder shall be determined according to the following formula:

X = Y(A-B)

            A

Where:	X =	the number of Placement Agent Units that shall be issued to the Holder;

	Y =	the number of Placement Agent Units for which this Placement Agent Warrant is being exercised (which shall include both the number of Units issued to the Holder and the number of Placement Agent Units subject to the portion of the Placement Agent Warrant being exchanged in payment of the Warrant Price);

	A =	the product of (1) 30,000, multiplied by (2) the Fair Market Value (as defined below) of one share of Common Stock; and

	B =	the Warrant Price then in effect.

(ii) The Fair Market Value per share of Common Stock shall be determined as follows:

(A) (1) If the Common Stock is listed on the OTC Bulletin Board, the Fair Market Value per share of Common Stock shall be deemed to be the Closing Bid Price (as hereinafter defined) on the trading day immediately preceding the Exercise Date, or (2) if the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock on the trading day immediately preceding the Exercise Date.

(B) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Corporation (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Corporation); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Holder.

(C) In the event that any calculation pursuant to this subsection 1(b) yields a fractional Placement Agent Unit to be issued, the number of Shares and Warrants to be issued in respect of such fractional Placement Agent Unit shall be the product of such fraction, multiplied by the number of Shares and Warrants issuable in respect of a full Placement Agent Unit, with any fractional Shares or Warrants yielded by such calculation rounded up or down to the nearest whole Share.

2. Reservation of Securities. The Corporation agrees that, prior to the expiration of this Placement Agent Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Placement Agent Warrant, the number of securities as from time to time shall be issuable by the Corporation upon the exercise of this Placement Agent Warrant.

3. No Stockholder Rights. This Placement Agent Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Placement Agent Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the Holder in person or by duly authorized attorney, upon surrender of this Placement Agent Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments.

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Placement Agent Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Placement Agent Warrant would have been entitled in such merger or consolidation if this Placement Agent Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Placement Agent Warrant with respect to the rights and interests of the holder hereof as the holder of this Placement Agent Warrant after the merger or consolidation.

(b) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Placement Agent Warrant exist into the same or a different number of securities of any other class or classes, this Placement Agent Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Placement Agent Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) If there are any adjustments in the exercise price of, or underlying shares of Common Stock issuable pursuant to the warrant component of the Investment Units between the date hereof and the Termination Date of this Placement Agent Warrant, such adjustments will be incorporated into the components of the Placement Agent Units issuable upon exercise hereof.

6. Legend and Stop Transfer Orders. Unless the securities underlying the Placement Agent Units have been registered under the Securities Act, upon exercise of any part of the Placement Agent Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such securities, and all certificates or instruments representing the securities shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Redemption. The Corporation shall have the right, upon 30 days’ written notice to the Holder (“Redemption Notice”), to redeem all or any portion of this Placement Agent Warrant at a price equal to $0.01 per Placement Agent Warrant, provided that (i) the Shares comprising the Placement Agent Units and the Warrant Shares underlying the Warrants issuable in respect of the Placement Agent Units have been registered for resale pursuant to the Securities Act, and are freely tradable without restriction or legend for at least the 30-day period preceding such notice and (ii) the Closing Bid Price (as hereinafter defined) for the Common Stock has been at least $2.00 (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like) for the 10-trading day period immediately preceding the date of the Redemption Notice from the Corporation to the Holder. As used herein, “Closing Bid Price”, shall mean the closing bid price of the Common Stock as reported by Bloomberg Financial L.P. on the date in question (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) (and, if no closing bid price is reported, the closing price as so reported, and if neither the closing bid price nor the closing price is so reported, the last reported price of the Common Stock as determined by an independent evaluator mutually agreed to by the Holder and the Corporation).

8. Miscellaneous. This Placement Agent Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. All the covenants and provisions of this Placement Agent Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Placement Agent Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Placement Agent Warrant any legal or equitable right, remedy or claim under this Placement Agent Warrant. This Placement Agent Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Placement Agent Warrant. The section headings herein are for convenience only and are not part of this Placement Agent Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Placement Agent Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Placement Agent Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Placement Agent Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Placement Agent Warrant to be executed by its duly authorized officers under its seal, this      day of                     , 2004.

ENVIRONMENTAL POWER CORPORATION

By:
Name:
Title:

WARRANT EXERCISE FORM

To Be Executed by the Holder

in Order to Exercise Warrant

The undersigned Holder hereby irrevocably elects to exercise this Placement Agent Warrant and to purchase Placement Agent Units of Environmental Power Corporation’s Common Stock issuable upon exercise of such Placement Agent Warrant, and requests that certificates for such securities shall be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of Placement Agent Units shall not be all the securities evidenced by this Placement Agent Warrant, that a new Warrant Certificate for the balance of such securities be registered in the name of, and delivered to, Holder.

Signature of Holder
SIGNATURE GUARANTEE:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________________________________________________________________________whose address is

____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

Dated: ,

Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.